GPU NUCLEAR CORPORATION

                                     BY-LAWS
                                     Offices

       1. The principal office of the Corporation shall be in Parsippany, New Jersey. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                      Seal

       2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words Corporate Seal and
  New Jersey . If authorized by the Board of Directors, the corporate seal may be affixed to any certificates of stock, bonds, debentures, notes or other engraved, lithographed or printed instruments, by engraving, lithographing or printing thereon such seal or a facsimile thereof, and such seal or facsimile thereof so engraved, lithographed or printed thereon shall have the same force and effect, for all purposes, as if such corporate seal had been affixed thereto by indentation.

                              Stockholders Meetings

       3. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place as shall be stated in the notice of the meeting. Such meetings shall be presided over by the chief executive officer of the Corporation or, in his absence, by such other officer as shall have been designated for the purpose by the Board of Directors, except when by statute the election of a presiding officer is required.

       4. Annual meetings of stockholders shall be held during the month of May in each year on such day and at such time as shall be determined by the Board of Directors and specified in the notice of the meeting. At the annual meeting the stockholders entitled to vote shall elect by ballot a Board of Directors and transact such other business as may properly be brought before the meeting. Prior to any meeting of stockholders at which an election of directors is to be held, the Board of Directors shall appoint one judge of election to serve at such meeting. If there be a failure to appoint a judge or if such judge be absent or refuse to act or if his office becomes vacant, the stockholders present at the meeting, by a per capita vote, shall choose temporary judges of the number required. No director or officer of the Corporation shall be eligible to appointment or election as a judge.

       5. Except as otherwise provided by law or by the Certificate of Incorporation, as amended, the holders of a majority of the shares of stock of the Corporation issued and outstanding entitled to vote, present in person or by proxy, shall be requisite for, and shall constitute a quorum at, any meeting of the stockholders. If, however, the holders of a majority of such shares of stock shall not be present or represented by proxy at any such meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power, by vote of the holders of a majority of the shares of
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 capital stock  present or represented at  the meeting, to  adjourn the meeting from time to time without notice other than announcement at the meeting, until the holders of the amount of stock requisite to constitute a quorum, as aforesaid, shall be present in person or by proxy. At any adjourned meeting at which such quorum shall be present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

       6. At each meeting of stockholders each holder of record of shares of capital stock then entitled to vote shall be entitled to vote in person, or by proxy appointed by instrument executed in writing by such stockholder or by his duly authorized attorney; but no proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some specified period not in excess of three years. At all elections of directors each holder of record of shares of capital stock then entitled to vote, shall be entitled to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election such holder is entitled to vote. Except as otherwise provided by law or by the Certificate of Incorporation, as amended, each holder of record of shares of capital stock entitled to vote at any meeting of stockholders shall be entitled to one vote for every share of capital stock standing in his name on the books of the Corporation. Shares of capital stock of the Corporation belonging to the Corporation or to a corporation in which the Corporation holds shares entitled to cast the plurality of the votes required for the election of directors, shall not be voted and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or by the Certificate of Incorporation, as amended, all other matters shall be determined by a vote of the holders of a majority of the shares of the capital stock present or represented at a meeting and voting on such questions.

       7. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the residence of each, and the number of shares held by each, shall be prepared and certified by the Secretary and shall be available at the time and place of such meeting and open to the examination of any stockholder during the whole time of the meeting.

       8. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of any two members of the Board of Directors, or at the request in writing of holders of record of ten percent of the shares of capital stock of the Corporation issued and outstanding. Business transacted at all special meetings of the stockholders shall be confined to the purposes stated in the call.

       9. (a) Notice of every meeting of stockholders, setting forth the time and the place and briefly the purpose or purposes thereof, shall be mailed, not less than ten nor more than sixty days prior to such meeting, to
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 each stockholder of record (at his address appearing on the stock books of the
 Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) as of a date fixed by the Board of Directors pursuant to Section 41 of the By-Laws. Except as otherwise provided by law, by the Certificate of Incorporation, as amended, or by the By-Laws, items of business, in addition to those specified in the notice of meeting, may be transacted at the annual meeting.

             (b) Whenever by any provision of law, the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken, and all such consents shall be filed with the Secretary of the Corporation. However, this section shall not be construed to alter or modify any provision of law or of the Certificate of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

                                    Directors

       10. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall consist of not less than five nor more than twelve directors as shall be fixed from time to time by a resolution adopted by a majority of the entire Board of Directors; provided, however, that no decrease in the number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director. Each director shall be at least eighteen years of age. Directors need not be stockholders of the Corporation. Directors shall be elected at the annual meeting of stockholders, or, if any such election shall not be held, at a stockholders meeting called and held in accordance with the provisions of the Business Corporation Act of the State of New Jersey. Each director shall serve until the next annual meeting of stockholders and thereafter until his successor shall have been elected and shall qualify.

       11. In addition to the powers and authority by the By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation, as amended, or by the By-Laws directed or required to be exercised or done by the stockholders.

       12. Unless otherwise required by law, in the absence of fraud no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any domestic or foreign corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at or participate in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes if:
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             (a)   The contract or transaction is fair and reasonable as to the
 Corporation as at the time it is authorized, approved or ratified; or

             (b) The fact of the common directorship or interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

             (c) The fact of common directorship or interest is disclosed or known to the stockholders, and they authorize, approve or ratify the contract or transaction.

       The interest of any director or officer in any such contract or transaction shall be fully disclosed at such meeting and a director who is so interested may be counted at any such meeting for the purpose of determining the existence of a quorum to consider and vote upon any contract or transaction in which he is so interested.

       No director or officer shall be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction of the Corporation by reason of his interest as aforesaid in such contract or transaction if such contract or transaction shall be authorized, approved or ratified as aforesaid.

       No contract or other transaction between the Corporation and any of its affiliates shall in any case be void or voidable or otherwise affected because of the fact that directors or officers of the Corporation are directors or officers of such affiliate, nor shall any such director or officer, because of such relation, be deemed interested in such contract or other transaction under any of the provisions of this Section 12, nor shall any such director be liable to account because of such relation. For the purpose of this Section 12, the term affiliate shall mean any corporation which is an affiliate of the Corporation within the meaning of the Public Utility Holding Company Act of 1935, as said Act shall at the time be in effect.

       Nothing herein shall create liability in any of the events described in this Section 12 or prevent the authorization, ratification or approval, in any other manner provided by law, of any contract or transaction described in this
 Section 12.

                       Meetings of the Board of Directors

       13. The first meeting of the Board of Directors, for the purpose of organization, the election of Officers, and the transaction of any other business which may come before the meeting, shall be held on call of the
 Chairman  of  the  Board  within   one  week  after  the  annual  meeting   of
 stockholders. If the Chairman of the Board shall fail to call such meeting, it may be called by the President or by any director. Notice of such meeting shall be given in the manner prescribed for Special meetings of the Board of Directors.
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       14.   Regular meetings  of the  Board of Directors  may be  held without notice except for the purpose of taking action on matters as to which notice is in the By-Laws required to be given, at such time and place as shall from time to time be designated by the Board, but in any event at intervals of not more than three months. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President or in the absence or disability of the Chairman of the Board and the President, by a Vice President, or by any two directors, and may be held at the time and place designated in the call and notice of the meeting.

       15. Except as otherwise provided by the By-Laws, any item or business may be transacted at any meeting of the Board of Directors, whether or not such item of business shall have been specified in the notice of meeting. Where notice of any meeting of the Board of Directors is required to be given by the By-Laws, the Secretary or other officer performing his duties shall give notice either personally or by telephone or telegraph at least twenty-four hours before the meeting, or by mail at least three days before the meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present waive notice in writing either before or after the meeting.

       16. At all meetings of the Board of Directors or a committee thereof a majority of the entire Board or committee shall be requisite for, and shall constitute, a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation, as amended, or by the By-Laws.

       17. Any action required or permitted to be taken by the Board or any committee of the Board may be taken without a meeting if, prior or subsequent to such action, all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Any regular or special meeting may be adjourned for not more than ten days to any place by a majority of the directors present at the meeting whether or not a quorum shall be present at such meeting and no notice of the adjourned meeting shall be required other than announcement at the meeting.

                                   Committees

       18. The Board of Directors may, by the vote of a majority of the entire Board, create an Executive Committee, consisting of two or more members, of whom one shall be the President. The other members of the Executive Committee shall be designated by the Board of Directors from their number, shall hold office for such period as the Board of Directors shall determine and may be removed at any time by the Board of Directors. When a member of the Executive Committee ceases to be a director, he shall cease to be a member of the Executive Committee. The Executive Committee shall have all the powers specifically granted to it by the By-Laws and, between meetings of the Board of Directors, may also exercise all the powers of the Board of
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 Directors except  as limited by law  or the Certificate  of Incorporation. The
 Executive Committee shall have no power to amend or repeal any action taken by the Board, and shall be subject to any restriction imposed by law, by the By-Laws, or the Board of Directors.

       19. The Executive Committee shall cause to be kept regular minutes of its proceedings, which may be transcribed in the regular minute book of the Corporation, and all such proceedings shall be reported to the Board of Directors at its next succeeding meeting, and the action of the Executive
 Committee shall be subject to revision or alteration by the Board of Directors, provided that no rights which, in the absence of such revision or alteration, third persons would have had shall be affected by such revision or alteration. A majority of the Executive Committee shall constitute a quorum at any meeting. The Board of Directors may by vote of a majority of the entire Board fill any vacancies in the Executive Committee. The Executive Committee shall designate one of its number as Chairman of the Executive Committee and may, from time to time, prescribe rules and regulations for the calling and conduct of meetings of the Committee, and other matters relating to its procedure and the exercise of its powers.

       20. From time to time the Board of Directors may appoint any other committee or committees for any purpose or purposes, which committee or committees shall have such powers and such tenure of office as shall be specified in the resolution of appointment. The chief executive officer of the Corporation shall be a member ex officio of all committees of the Board unless otherwise directed by the Board in respect of any committee or committees.

             Compensation and Reimbursement of Directors and Members
                           of the Executive Committee

       21. Directors, other than salaried officers of the Corporation or its affiliates, shall receive compensation for their services as directors at such rate as shall be fixed from time to time by the Board, which rate may include an annual retainer or a fee for attendance at each regular or special meeting of the Board, or both. All directors shall be reimbursed for their reasonable expenses, if any, of attendance at each regular or special meeting of the Board of Directors. Directors, other than salaried officers of the Corporation or its affiliates, may participate in any plan maintained by the Corporation for its employees if so authorized by the Board, and the Corporation may make contributions for such directors under any such plan on the same basis as for employees of the Corporation.

       22. Directors, other than salaried officers of the Corporation or its affiliates, who are members of any committee of the Board shall receive compensation for their services as such members at such rate as shall be fixed from time to time by the Board, which rate may include an annual retainer or a fee for attendance at each regular or special meeting of the committee or both. All members of any committee of the Board shall be reimbursed for their reasonable expenses, if any, in attending meetings of such committee or otherwise performing their duties as members of such committee.

                                    Officers

       23. The officers of the Corporation shall be chosen by vote of a majority of directors then in office and shall be a President, one or more
 Vice Presidents, a Secretary, a Treasurer, and a Comptroller, one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more
 Assistant Comptrollers. The President shall be chosen from among the directors. None of the other officers need be a director. The President may not occupy any other office. With the above exception, any two offices may be occupied and the duties thereof may be performed by one person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

       24. The salaries and other compensation of the officers (other than assistant officers) of the Corporation shall be determined from time to time by the Board of Directors. The salaries and other compensation of the assistant officers of the Corporation shall be determined from time to time by the chief executive officer.

       25. The Board of Directors or the Executive Committee may appoint such officers and such representatives or agents as shall be deemed necessary, who shall hold office for such terms, exercise such powers, perform such duties, and receive such salaries or other compensation, as shall be determined from time to time by action of the Board of Directors, or, pending action of the Board of Directors, by the Executive Committee.

       26. The salary or other compensation of all other employees shall, in the absence of any action by the Board of Directors, be fixed by the chief executive officer of the Corporation or by such other officer as shall be designated for that purpose by the Board of Directors.

       27. The officers of the Corporation shall hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of stockholders and until their respective successors are chosen and qualify. Any officer elected pursuant to Section 23 of the By-Laws may be removed at any time, with or without cause, by the vote of a majority of directors then in office. Any other officer and any representative, employee or agent of the Corporation may be removed at any time, with or without cause, by action of the Board of Directors, or, in the absence of action by the Board of Directors, by the Executive Committee, or the chief executive officer of the Corporation, or such other officer as shall have been designated for that purpose by the chief executive officer of the Corporation.

                              Chairman of the Board

       28. (a) The Board of Directors may choose annually from its membership a Chairman of the Board who, as such, shall be an officer of the Board of Directors but not an officer of the Corporation. He shall, when present, preside at all meetings of the Board, and shall have such other duties and power as shall be prescribed by the Board of Directors.

             (b) He shall hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of stockholders and until his successor is chosen and qualifies. He may be removed at any time, with or without cause, by the vote of a majority of the total number of directors provided for in Section 10 of the By-Laws. He may resign at any time, such resignation to be made in writing and transmitted to the Secretary. Such resignation shall take effect from the time of its acceptance, unless some time be fixed in the resignation, and then from that time. If the office of the Chairman of the Board shall become vacant for any reason, the Board of Directors, at a meeting the notice of which shall have specified the filling of such vacancy as one of its purposes, may choose a successor who shall hold office for the unexpired term.

             (c) The compensation of the Chairman of the Board shall be fixed from time to time by the Board of Directors.

                                  The President

       29. (a) The President shall be the chief executive officer of the Corporation. He shall, except as otherwise by law provided, preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He shall have supervision, direction and control of the conduct of the business of the Corporation, subject, however, to the control of the Board of Directors and the Executive Committee, if three be one.

             (b) He may sign in the name and on behalf of the Corporation any and all contracts, agreements or other instruments pertaining to matters which arise in the ordinary course of business of the Corporation, and, when authorized by the Board of Directors or the Executive Committee, shall sign in the name of and on behalf of the Corporation any and all contracts, agreements or other instruments of any nature pertaining to the business of the Corporation.

             (c) He may, unless otherwise directed by the Board of Directors pursuant to Section 38 of the By-Laws, attend in person or by substitute or proxy appointed by him and act and vote in behalf of the Corporation at all meetings of the stockholders of any corporation in which the Corporation holds stock.

             (d) He shall, whenever it may in his opinion be necessary, prescribe the duties of officers and employees of the Corporation whose duties are not otherwise defined.

             (e) He shall be a member of the Executive Committee, if there be one.

             (f) He shall have such other powers and perform such other duties as may be prescribed from time to time by law, by the By-Laws, or by the Board of Directors.

                                 Vice President

       30. (a) The Vice President shall, in the absence or disability of the President, have supervision, direction and control of the conduct of the business of the Corporation, subject, however, to the control of the Board of Directors and the Executive Committee, if there be one.

             (b) He may sign in the name of and on behalf of the Corporation any and all contracts, agreements or other instruments pertaining to matters which arise in the ordinary course of business of the Corporation, and, when authorized by the Board of Directors or the Executive Committee, if there be one, except in cases where the signing thereof shall be expressly delegated by the Board of Directors or the Executive Committee to some other officer or agent of the Corporation.

             (c) He may, at the request or in the absence or disability of the President or in the case of the failure of the President to appoint a substitute or proxy as provided in Subsection 29(c) of the ByLaws, unless otherwise directed by the Board of Directors pursuant to Section 38 of the By-Laws, attend in person or by substitute or proxy appointed by him and act and vote in behalf of the Corporation at all meetings of the stockholders of any corporation in which the Corporation holds stock and grant any consent, waiver or power of attorney in respect of such stock.

             (d) He shall have such other powers and perform such other duties as may be prescribed from time to time by law, by the By-Laws, or by the Board of Directors.

             (e) If there be more than one Vice President, the Board of Directors may designate one or more of such Vice Presidents as an Executive Vice President. The Board of Directors may assign to such Vice Presidents their respective duties and may, designate the order in which the respective Vice Presidents shall have supervision, direction and control of the business of the Corporation in the absence or disability of the President.

                                  The Secretary

       31. (a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in books to be kept for that purpose; and shall perform like duties for the Executive Committee and any other committees created by the Board of Directors.

             (b) He shall give, or cause to be given, notice of all meetings of the stockholders, the Board of Directors, or the Executive Committee of which notice is required to be given by law or by the By-Laws.

             (c)   He  shall have  such  other powers  and  perform such  other duties as may be prescribed from time to time by law, by the By-Laws, or the Board of Directors.
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             (d)   Any records kept  by the Secretary shall be  the property of the Corporation and shall be restored to the Corporation in case of his death, resignation, retirement or removal from office.

             (e) He shall be the custodian of the seal of the Corporation and, pursuant to Section 45 of the By-Laws and in other instances where the execution of documents in behalf of the Corporation is authorized by the By-Laws or by the Board of Directors, may affix the seal to all instruments requiring it and attest the ensealing and the execution of such instruments.
             (f) He shall have control of the stock ledger, stock certificate book and all books containing minutes of any meeting of the stockholders, Board of Directors, or Executive Committee or other committee created by the Board of Directors, and of all formal records and documents relating to the corporate affairs of the Corporation.

             (g) Any Assistant Secretary or Assistant Secretaries shall assist the Secretary in the performance of his duties, shall exercise his powers and duties at his request or in his absence or disability, and shall exercise such other powers and duties as may be prescribed by the Board of Directors.

                                  The Treasurer

       32. (a) The Treasurer shall be responsible for the safekeeping of the corporate funds and securities of the Corporation, and shall maintain and keep in his custody full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other funds of the Corporation in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

             (b) He shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors, taking proper vouchers for such disbursements.

             (c) Pursuant to Section 45 of the By-Laws, he may, when authorized by the Board of Directors, affix the seal to all instruments requiring it and shall attest the ensealing and execution of said instruments.

             (d) He shall exhibit at all reasonable times his accounts and records to any director of the Corporation upon application during business hours at the office of the Corporation where such accounts and records are kept.

             (e) He shall render an account of all his transactions as Treasurer at all regular meetings of the Board of Directors, or whenever the Board may require it, and at such other times as may be requested by the Board or by any director of the Corporation.

             (f) If required by the Board of Directors, he shall give the Corporation a bond, the premium on which shall be paid by the Corporation, in such form and amount and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

             (g) He shall perform all duties generally incident to the office of Treasurer, and shall have other powers and duties as from time to time may be prescribed by law, by the By-Laws, or by the Board of Directors.

             (h) Any Assistant Treasurer or Assistant Treasurers shall assist the Treasurer in the performance of his duties, shall exercise his powers and duties at his request or in his absence or disability, and shall exercise such other powers and duties as may be prescribed by the Board of Directors. If required by the Board of Directors, any Assistant Treasurer shall give the Corporation a bond, the premium on which shall be paid by the Corporation, similar to that which may be required to be given by the Treasurer.

                                   Comptroller

       33. (a) The Comptroller of the Corporation shall be the principal accounting officer of the Corporation and shall be accountable and report directly to the Board of Directors. If required by the Board of Directors, the Comptroller shall give the Corporation a bond, the premium on which shall be paid by the Corporation in such form and amount and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office.

             (b)   He shall keep or cause to be kept full and complete books of
 account  of  all   operations  of  the  Corporation  and  of  its  assets  and liabilities.

             (c) He shall have custody of all accounting records of the Corporation other than the record of receipts and disbursements and those relating to the deposit or custody of money or securities of the Corporation, which shall be in the custody of the Treasurer.

             (d) He shall exhibit at all reasonable times his books of account and records to any director of the Corporation upon application during business hours at the office of the Corporation where such books of account and records are kept.

             (e) He shall render reports of the operations and business and of the condition of the finances of the Corporation at regular meetings of the Board of Directors, and at such other times as he may be requested by the Board or by any director of the Corporation, and shall render a full financial report at the annual meeting of the stockholders, if called upon to do so.

             (f) He shall receive and keep in his custody an original copy of each written contract made by or on behalf of the Corporation.

             (g) He shall receive periodic reports from the Treasurer of the Corporation of all receipts and disbursements, and shall see that correct vouchers are taken for all disbursements for any purpose.

             (h) He shall perform all duties generally incident to the office of Comptroller, and shall have such other powers and duties as from time to time may be prescribed by law, by the By-Laws, or by the Board of Directors.

             (i) Any Assistant Comptroller or Assistant Comptrollers shall assist the Comptroller in the performance of his duties, shall exercise his powers and duties at his request or in his absence or disability and shall exercise such other powers and duties as may be conferred or required by the Board of Directors. If required by the Board of Directors, any Assistant Comptroller shall give the Corporation a bond, the premium on which shall be paid by the Corporation, similar to that which may be required to be given by the Comptroller.

                                    Vacancies

       34. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, or otherwise (including an increase in the number of directors), the remaining directors, by the vote of a majority of those then in office, at a meeting, the notice of which shall have specified the filling of such vacancy as one of its purposes, may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurs. If the office of any officer of the Corporation shall become vacant for any reason, the Board of Directors, at a meeting, the notice of which shall have specified the filling of such vacancy as one of its purposes, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Pending action by the Board of Directors at such meeting, the Board of Directors or the Executive Committee may choose a successor temporarily to serve as an officer of the Corporation.

                                  Resignations

       35. An officer or any director of the Corporation may resign at any time, such resignation to be made in writing and transmitted to the Secretary. Such resignation shall take effect from the time of its acceptance, unless some time be fixed in the resignation, and then from that time. Nothing herein shall be deemed to relieve any officer from liability for breach of any contract of employment resulting from any such resignation.

                       Duties of Officers May be Delegated

       36. In case of the absence or disability of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board, by vote of a majority of directors then in office may, notwithstanding any other provisions of the By-Laws, delegate or assign, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

              Indemnification of Directors, Officers and Employees

       37. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, other than a proceeding by or in the right of the Corporation, by reason of the fact that he was a director, officer or employee of the Corporation (and may indemnify any person who was an agent of the Corporation), or a person serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, to the fullest extent permitted by law, including without limitation indemnification against liabilities (amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (reasonable costs, disbursements and counsel fees) incurred by such person in connection with such proceeding, if

             (i) Such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

             (ii) With respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

       The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct set forth in Section 37(a)(i) or this Section 37(a)(ii).

             (b) The Corporation shall pay the expenses of a person in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves a person by reason of his being or having been a director, officer or employee of the Corporation (and may pay the expenses of an agent of the Corporation) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

             (c) The Corporation shall indemnify a corporate agent, as defined in N.J.S. 14A:3-5(1), against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Section 37 or in defense of any claim, issue or matter therein.

             (d) Any indemnification under Section 37(a) and, unless ordered by a court, under Section 37(b), may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent met the applicable standard of conduct set forth therein. Unless otherwise provided in the certificate of incorporation or By-Laws, such determination shall be made

             (i) By the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

             (ii) If such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board of Directors.

             (e) Expenses incurred by the director, officer or employee in connection with such a proceeding shall (and expenses incurred by an agent in connection with such a proceeding may) be paid by the Corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

             (f) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which a person may be otherwise entitled, provided that no indemnification shall be made to or on behalf of a person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Corporation or its shareholders, as defined in subsection (3) of N.J.S.A. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

             (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been such, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this Section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

             (h) For purposes of this Section: (i) the Corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan;
 (ii) excise taxes assessed with respect to any transaction with an employee benefit plan shall be deemed fines ; and (iii) action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

             (i) All rights of indemnification under this Section shall be deemed a contract between the Corporation and the person entitled to indemnification under this Section pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

             (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

                           Stock of Other Corporations

       38. The Board of Directors may authorize any director, officer or other person on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all of the rights and powers incident to the ownership of such stock and to execute waivers of notice of such meetings and calls therefor.

                              Certificates of Stock

       39. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and may include his address. No fractional shares of stock shall be issued. Certificates of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. Where any certificate of stock is countersigned by a transfer agent or registrar who is not an officer or employee of the Corporation, the signatures of any such President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon certificate shall have ceased to be such before such certificate of stock is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

                                Transfer of Stock

       40. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                              Fixing of Record Date

       41. The Board of Directors is hereby authorized to fix a time, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive any such dividend, distribution, rights or interests, as the case may be; and all persons who are holders of record of capital stock at the time so fixed and no others, shall be entitled to notice of and to vote at such meeting, and only stockholders of record at such time shall be entitled to receive any such notice, dividend, distribution, rights or interests.

                             Registered Stockholders

       42. The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by statutes of the State of New Jersey.

                                Lost Certificates

       43. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed; provided, however, that the Board of Directors may require, as a condition to the issuance of a new certificate, the payment of the reasonable expenses of such issuance or the furnishing of a bond of indemnity in such form and amount and with such surety or sureties, or without surety, as the Board of Directors shall determine, or both the payment of such expenses and the furnishings of such bond, and may also require the advertisement of such loss in such manner as the Board of Directors may prescribe.

                               Inspection of Books

       44. The Board of Directors may determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (other than the books required by statute to be open to the inspection of stockholders), or any of them, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as such right may be conferred by statutes of the State of New Jersey or by the By-Laws or by resolution of the Board of Directors or of the stockholders.

                   Checks, Notes, Bonds and Other Instruments

       45. (a) All checks or demands for money and notes of the Corporation shall be signed by such person or persons (who may but need not be an officer or officers of the Corporation) as the Board of Directors may from time to time designate, either directly or through such officers of the Corporation as shall, by resolution of the Board of Directors, be authorized to designate such person or persons. If authorized by the Board of Directors, the signatures of such persons, or any of them, upon any checks for the payment of money may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such persons had actually signed the same.

             (b) All bonds, mortgages and other instruments requiring a seal, when required in connection with matters which arise in the ordinary course of business or when authorized by the Board of Directors, shall be executed on behalf of the Corporation by the President or a Vice President, and the seal of the Corporation shall be thereupon affixed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, who shall, when required, attest the ensealing and execution of said instrument. If authorized by the Board of Directors, a facsimile of the seal may be employed and such facsimile of the seal may be engraved, lithographed or printed and shall have the same force and effect as an impressed seal. If authorized by the Board of Directors, the signatures of the President or a Vice President or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer upon any engraved, lithographed or printed bonds, debentures, notes or other instruments may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same. In case any officer who has signed, or whose facsimile signature appears on, any such bonds, debentures, notes or other instruments shall cease to be such officer before such bonds, debentures, notes or other instruments shall have been delivered by the Corporation, such bonds, debentures, notes or other instruments may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed the same, or whose facsimile signature appears thereon, had not ceased to be such officer of the Corporation.

                             Receipts for Securities

       46. All receipts for stocks, bonds or other securities by the Corporation shall be signed by the Treasurer or an Assistant Treasurer, or by such other person or persons as the Board of Directors or Executive Comrnittee shall designate.

                                   Fiscal Year

       47.   The fiscal year shall begin the first day of January in each year.

                                    Dividends

       48.   (a)   Dividends in  the  form  of  cash or  securities,  upon  the capital stock of the Corporation, to the extent permitted by law, may be declared by the Board of Directors at any regular or special meeting.

             (b) The Board of Directors shall have power to fix and determine, and from time to time vary, the amount to be reserved as working capital; to determine whether any, and if any, what part of any, surplus of the Corporation shall be declared as dividends; to determine the date or dates for the declaration and payment or distribution of dividends; and, before payment of any dividend or the making of any distribution to set aside out of the surplus of the Corporation such amount or amounts as the Board of Directors from time to time, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as it shall deem to be in the interests of the Corporation.

                           Directors Annual Statement

       49. The Board of Directors shall present or cause to be presented at each annual meeting of stockholders, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     Notices

       50. (a) Whenever under the provisions of the By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but, except as otherwise specifically provided, such notice may be given in writing, by mail, by depositing a copy of the same in a post office, letter box or mail chute, maintained by the United States Postal Service, postage prepaid, addressed to such stockholder, officer or director, at his address as the same appears on the books of the Corporation.

             (b) A stockholder, director or officer may waive in writing any notice required to be given to him by law or by the By-Laws.

                     Participation in Meetings by Telephone

       51. At any meeting of the Board of Directors or the Executive Committee or any other committee designated by the Board of Directors, one or more directors may participate in such meeting in lieu of attendance in person by means of the conference telephone or similar communications equipment by means of which all persons participating in the meeting will be able to hear and speak.

                           Oath of Judges of Election
       52. The judges of election appointed to act at any meeting of the stockholders shall, before entering upon the discharge of their duties, be sworn faithfully to execute the duties of judge at such meeting with strict impartiality and according to the best of their ability.

                                   Amendments

       53. The By-Laws may be altered or amended by the affirmative vote of the holders of a majority of the capital stock represented and entitled to vote at a meeting of the stockholders duly held, provided by the notice of such meeting shall have included notice of such proposed amendment. The By-Laws may also be altered or amended by the affirmative vote of a majority of directors then in office at a meeting of the Board of Directors, the notice of which shall have included notice of the proposed amendment. In the event of the adoption, amendment, or repeal of any By-Law by the Board of Directors pursuant to this Section, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law so adopted, amended or repealed together with a concise statement of the changes made. By the affirmative vote of the holders of a majority of the capital stock represented and entitled to vote at such meeting, the By-Laws may, without further notice, be altered or amended by amending or repealing such action by the Board of Directors.